EXHIBIT 99.1

Orion Energy Systems Q2’22 Revenue Rose Sequentially and Year-over-Year to $36.5M,

Driven Principally by National Account LED Lighting Retrofit Projects

Manitowoc, WI – November 9, 2021 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, controls and IoT systems, including turnkey project implementation, program management and system maintenance, today reported results for its fiscal 2022 second quarter (Q2’22). Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q2 Financial Highlights				Prior Three Quarters
$ in millions except per share figures	Q2’22 (1)	Q2’21	Change	Q1’22	Q4'21 (2)	Q3’21
Revenue	$36.5	$26.3	+$10.2	$35.1	$35.5	$44.3
Gross Profit	$10.8	$7.3	+$3.5	$10.2	$9.2	$11.0
Gross Profit %	29.5%	27.6%	+191bps	29.1%	26.0%	24.9%
Net Income	$3.7	$1.9	+$1.7	$2.5	$22.1	$4.3
EPS	$0.12	$0.06	+$0.06	$0.08	$0.71	$0.14
EBITDA (3)	$5.4	$2.3	+$3.1	$3.8	$2.9	$4.9
Cash & Equivalents	$14.7	$12.1	+$2.6	$15.9	$19.4	$12.3

(1)Q2’22 period results include a $1.6M employee retention payroll tax credit provided under the American Rescue Plan Act of 2021. The credit increased gross profit in the period by $0.8M and reduced operating expense by $0.8M.

(2)Q4’21 Net Income and EPS include a non-cash income tax benefit of $20.9M and $0.67 per diluted share, respectively, for the release of the valuation allowance against Orion’s deferred tax assets.

(3)EBITDA reconciliation table follows this earnings release.

Q2’22 Financial Highlights

•	Q2’22 revenue increased to $36.5M reflecting strong national account activity, versus $26.3M in Q2’21, which was impacted by COVID-19 project delays, and $35.1M in Q1’22.
•	Gross profit improved to $10.8M in Q2’22, including an $0.8M employee retention payroll tax credit, compared to $7.3M in Q2’21.
•	Gross profit percentage improved to 29.5%, inclusive of the payroll tax credit, compared to 27.6% In Q2'21.
•	Q2'22 net income improved to $3.7M, or $0.12 per share, including the $1.6M payroll tax credit, compared to net income of $1.9M, or $0.06 per share, in Q2’21.
•	Q2'22 EBITDA improved to $5.4M vs. $2.3M in Q2’21, primarily due to earnings flow through on higher revenue, ongoing operating cost management and the benefit of the payroll tax credit.
•	Orion ended Q2'22 with nearly $40M of liquidity, including $14.7M of cash and cash equivalents and full availability on its $25M credit facility.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “As expected, Orion delivered solid top-line and bottom-line improvements over Q2’21, as project activity improved versus the prior-year period, which was impacted by the COVID-19 pandemic. Importantly, we were able to translate higher revenue into improved net income and EBITDA performance. Our Q2’22 results also benefitted from a $1.6M employee retention payroll tax credit provided under the American Rescue Plan Act of 2021.

“We continue to see significant opportunities with our major national accounts; however, there has been some slippage in the timing and pace of projects as our customers react to changing business conditions. Our team has been able to deliver solid results year-to-date despite increasing supply chain challenges related to shipping and logistics issues, component availability, generally rising input costs and a tight labor market. Through proactive planning and management, including expanded component and raw materials sourcing, we have so far been successful in meeting the needs of our customers. Additionally, as a domestic manufacturer of LED lighting fixtures, we have been able to move more quickly to respond to customer needs relative to competitors facing significant delays sourcing fixtures from Asia.

“To keep abreast of some inflationary cost pressures, we recently implemented our second price increase of the year, which should gradually benefit our results as we progress into calendar 2022. We believe our price move is in-line with industry trends, keeping us competitive on a relative value basis. We expect supply chain issues will continue to affect many companies, including our business and our customers, but we feel confident in our ability to remain nimble and actively manage our business to mitigate these challenges.

“We are also encouraged by progress in our lighting maintenance services business where our monthly activity continues to build. This business leverages our expertise, turnkey project management strengths, and national reach to serve both new and existing accounts, while also providing recurring revenue, regular customer touchpoints and meaningful growth potential.

“While business and economic turbulence related to supply chain issues is impacting customer project timelines in the near term, we remain confident in the strong industry position we have built for Orion to achieve our long-term growth goals. With our cash position and untapped access to our $25M credit facility, Orion has a very sound financial base to support our growth. To this end, we continue to explore M&A opportunities to expand our capabilities and growth potential and believe this remains an exciting avenue to strengthen our customer offerings and build stakeholder value.”

Business Outlook

Orion expects to achieve FY 2022 revenue of at least $150M, compared to FY 2021 revenue of $116.8M. However, achievement of this goal is increasingly less certain because of broad-based supply chain challenges impacting all aspects of the economy, including Orion, its customers and vendors. Orion expects to have more visibility on its ability to achieve this goal after the end of its third quarter.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to supply chain disruptions, shipping and logistics issues, component availability, rising input costs, labor supply challenges, the COVID-19 pandemic, and other potential business and economic impacts.

Financial Results

Orion’s Q2’22 revenue improved by $10.2M, or 38.9%, to $36.5M from $26.3M in Q2’21, on continued strong business activity, primarily for national accounts. Q2’21 was impacted by COVID-19 related project disruptions. Q2’22 benefitted from large national account projects for large retailers and several other projects in the academic, logistics and the healthcare sectors. Revenue for the first half of FY 2022 increased $34.5M, or 93%, from the first half of FY 2021 as business activity rebounded from the pandemic.

Gross profit percentage increased 191 bps to 29.5% in Q2’22 from 27.6% in Q2’21. The increase is principally attributable to a $0.8M employee retention payroll tax credit, pursuant to the American Rescue Plan Act.

Total operating expenses were $5.8M in Q2’22 vs. $5.4M in Q2’21, primarily related to scaling the business for higher revenue volume, offset by the $0.8M payroll tax credit. As a percent of sales, operating expenses improved to 15.8% in Q2’22 as compared to 20.5% in Q2’21.

Net income improved by $1.7M to $3.7M, or $0.12 per share, in Q2’22, as compared to $1.9M, or $0.06 per share, in Q2’21. Net income increased by $6.5M to $6.2M, or $0.20 per share, in the first half of FY 2022 from a loss of $(0.3)M, or $(0.01) per share, in the first half of FY 2021. Improved bottom line results are attributable to the items discussed, including sales volume, operating leverage and the employee retention tax credit.

Q2’22 net income included an income tax provision of $ 1.3M, though the Company does not expect to pay meaningful cash taxes due to significant tax assets, including net operating loss carryforwards of approximately $69M at prior year end. Orion generated EBITDA of $5.4M in Q2’22 and $9.2M for the first half of FY 2022.

Cash Flow & Balance Sheet

Orion used $4.0M of cash in operating activities in the first half of FY 2022, as compared to a use of $14.1M in the first half of FY 2021. The improvement was primarily attributable to higher revenue and net income in the current year.

Orion ended Q2'22 with $39.7M of liquidity, comprised of $14.7M of cash and cash equivalents and full availability on its $25M credit facility. Orion’s net working capital balance improved to $34.7M at quarter end, as compared to $26.2M at March 31, 2021 and $27.4M at September 30, 2020.

Webcast/Call Detail

Date / Time:	Today - Tuesday, November 9th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/scxrpqtx
Audio Replay:	(855) 859-2056, ID# 3529289 (available shortly after the call through 11/16/21)

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), net income excluding the income tax benefit and diluted earnings per share excluding the tax benefit. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” and “Unaudited Earnings Per Share Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have lessened in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Financial Highlights”, “CEO Commentary”, "Business Outlook", and "Tax Provision" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (iv) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (v)our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (vi) our recent and continued reliance on significant revenue to be generated in fiscal 2022 from the lighting and controls retrofit projects for two major global logistics companies; (vii) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (viii) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (ix) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (x) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) our ability to sustain our profitability and positive cash flows; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode ("LED") market; (xix) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xx) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xxi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xxii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxiii) our ability to maintain safe and secure information technology systems; (xxiv) our failure to comply with the covenants in our credit agreement; (xxv) our ability to balance customer demand and production capacity; (xxvi) our ability to maintain an effective system of internal control over financial reporting; (xxvii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxviii) our ability to defend our patent portfolio and license technology from third parties; (xxix) a reduction in the price of electricity; (xxx) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxxi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxxii) potential warranty claims in excess of our reserve estimates, and (xxxiii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2021	March 31, 2021
Assets
Cash and cash equivalents	$14,740	$19,393
Accounts receivable, net	23,536	13,572
Revenue earned but not billed	2,208	2,930
Inventories, net	19,714	19,554
Prepaid expenses and other current assets	2,359	1,082
Total current assets	62,557	56,531
Property and equipment, net	11,085	11,369
Other intangible assets, net	1,846	1,952
Deferred tax assets	17,710	19,785
Other long-term assets	3,395	3,184
Total assets	$96,593	$92,821
Liabilities and Shareholders’ Equity
Accounts payable	$16,417	$17,045
Accrued expenses and other	11,306	13,226
Deferred revenue, current	81	87
Current maturities of long-term debt	15	14
Total current liabilities	27,819	30,372
Revolving credit facility	—	—
Long-term debt, less current maturities	27	35
Deferred revenue, long-term	602	640
Other long-term liabilities	3,413	3,700
Total liabilities	31,861	34,747
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2021 and March 31, 2021; no shares issued and outstanding at September 30, 2021 and March 31, 2021	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2021 and March 31, 2021; shares issued: 40,537,461 at September 30, 2021 and 40,279,050 at March 31, 2021; shares outstanding: 31,063,630 at September 30, 2021 and 30,805,300 at March 31, 2021	—	—
Additional paid-in capital	157,975	157,485
Treasury stock, common shares: 9,473,831 at September 30, 2021 and 9,473,750 at March 31, 2021	(36,241)	(36,240)
Retained deficit	(57,002)	(63,171)
Total shareholders’ equity	64,732	58,074
Total liabilities and shareholders’ equity	$96,593	$92,821

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Product revenue	$27,811	$20,260	$56,057	$29,961
Service revenue	8,699	6,021	15,554	7,131
Total revenue	36,510	26,281	71,611	37,092
Cost of product revenue	18,864	14,402	38,297	21,631
Cost of service revenue	6,858	4,616	12,296	5,563
Total cost of revenue	25,722	19,018	50,593	27,194
Gross profit	10,788	7,263	21,018	9,898
Operating expenses:
General and administrative	2,753	2,638	5,864	5,049
Sales and marketing	2,687	2,332	5,932	4,186
Research and development	317	424	773	839
Total operating expenses	5,757	5,394	12,569	10,074
Income (loss) from operations	5,031	1,869	8,449	(176)
Other income (expense):
Other income	—	35	1	44
Interest expense	(14)	(1)	(33)	(50)
Amortization of debt issue costs	(15)	(61)	(31)	(122)
Total other expense	(29)	(27)	(63)	(128)
Income (loss) before income tax	5,002	1,842	8,386	(304)
Income tax expense (benefit)	1,343	(72)	2,217	1
Net income (loss)	$3,659	$1,914	$6,169	$(305)
Basic net income (loss) per share attributable to common shareholders	$0.12	$0.06	$0.20	$(0.01)
Weighted-average common shares outstanding	31,031,098	30,669,272	30,946,105	30,511,611
Diluted net income (loss) per share	$0.12	$0.06	$0.20	$(0.01)
Weighted-average common shares and share equivalents outstanding	31,287,826	31,170,139	31,310,965	30,511,611

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2021	2020
Operating activities
Net income (loss)	$6,169	$(305)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	622	587
Amortization of intangible assets	113	152
Stock-based compensation	372	459
Amortization of debt issue costs	31	122
Deferred income tax	2,075	—
(Gain) loss on sale of property and equipment	(15)	6
Provision for inventory reserves	313	112
Provision for bad debts	8	—
Other	—	4
Changes in operating assets and liabilities:
Accounts receivable	(9,972)	(5,909)
Revenue earned but not billed	722	(2,674)
Inventories	(495)	(3,723)
Prepaid expenses and other assets	(1,015)	206
Accounts payable	(633)	(6,305)
Accrued expenses and other	(2,208)	3,058
Deferred revenue, current and long-term	(43)	72
Net cash used in operating activities	(3,956)	(14,138)
Investing activities
Cash paid for investment	(500)	—
Purchases of property and equipment	(312)	(397)
Additions to patents and licenses	(7)	(30)
Proceeds from sale of property, plant and equipment	17	—
Net cash used in investing activities	(802)	(427)
Financing activities
Payment of long-term debt	(7)	(28)
Proceeds from revolving credit facility	—	8,000
Payments of revolving credit facility	—	(10,085)
Payments to settle employee tax withholdings on stock-based compensation	(6)	(20)
Deferred financing costs	(5)	—
Net proceeds from employee equity exercises	123	71
Net cash provided by (used in) financing activities	105	(2,062)
Net decrease in cash and cash equivalents	(4,653)	(16,627)
Cash and cash equivalents at beginning of period	19,393	28,751
Cash and cash equivalents at end of period	$14,740	$12,124

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income (loss)	$3,659	$2,510	$22,124	$4,315	$1,914
Interest	14	19	76	1	1
Taxes	1,343	874	(19,668)	51	(72)
Depreciation	313	309	301	302	295
Amortization of intangible assets	46	67	65	73	74
Amortization of debt issue costs	15	16	15	20	61
Loss on debt extinguishment	—	—	—	90	—
EBITDA	$5,390	$3,795	$2,913	$4,852	$2,273

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EARNINGS PER SHARE RECONCILIATION

For the Three Months Ended March 31, 2021
Numerator: (dollars in thousands)
Net income	$22,124
Impact of tax benefit - valuation allowance release	20,949
Net income excluding tax benefit	$1,175
Denominator:
Weighted-average common shares and share equivalents outstanding	31,294,900
Net income per common share:
Diluted	$0.71
Diluted excluding tax benefit	$0.04